                                                                     Exhibit 4.8

                                 FIFTH AMENDMENT

            FIFTH AMENDMENT, dated as of August 16, 2000 (this "Amendment"), to the Credit Agreement, dated as of November 19, 1997 (as amended, supplemented or otherwise modified, the "Credit Agreement"), among FRIENDLY ICE CREAM CORPORATION, a Massachusetts corporation (the "Borrower"), the several banks and other financial institutions or entities parties thereto (the "Lenders"), and SOCIETE GENERALE, as administrative agent (in such capacity, the "Administrative Agent").

                              W I T N E S S E T H:

            WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, extensions of credit to the Borrower; and

            WHEREAS, the Borrower has requested, and upon this Amendment becoming effective, the Lenders will have agreed, that certain provisions of the Credit Agreement be amended in the manner provided for in this Amendment;

            NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereto hereby agree as follows:

            SECTION 1. DEFINITIONS. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

            SECTION 2. AMENDMENTS TO SECTION 1.1 OF CREDIT AGREEMENT. Section
1.1 of the Credit Agreement is hereby amended by deleting therefrom the definitions of the following terms in their respective entireties and substituting in lieu thereof the following definitions:

            "'Asset Sale': any Disposition of Property or series of related Dispositions of Property to the same purchaser or group of related purchasers (excluding any such Disposition permitted by clause (a), (b), (c), (d) or (g) of Section 7.5) which yields gross proceeds to the Borrower or any of its Subsidiaries (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $100,000."

            "'Net Cash Proceeds': (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or Recovery Event, net of (i) attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) and other similar customary fees and expenses actually incurred in connection therewith, (ii) taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), (iii) appropriate amounts to be provided by the Borrower or any Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any contingent liabilities directly associated with such Asset Sale and retained by the Borrower or any Subsidiary, as the case may be, after such Asset Sale, including liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale (provided that, if and to the extent that such reserves are no longer required to be maintained in accordance with GAAP, such amounts shall constitute Net Cash Proceeds) and (iv) in the case of Asset Sales expressly permitted hereunder consisting of the sales of the 150 restaurant properties listed on Schedule A to the letter dated August 16, 2000 from the Borrower to the Agent, an aggregate amount in respect of all such Asset Sales of up to $5,500,000 of rental expenses, demarking expenses, lease termination expenses and employee severance and other similar employment termination expenses, in each case, to the extent actually incurred in connection with the closure of stores located on such properties and paid by the Borrower or any of its Subsidiaries in cash and
      (b) in connection with any issuance or sale of equity securities or debt securities or instruments or the incurrence of loans, the cash proceeds received from such issuance or incurrence, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith."

            SECTION 3. CONDITIONS TO EFFECTIVENESS. This Amendment shall become effective as of the date set forth above (the "Amendment Effective Date") on the date on which (a) the Borrower and the Required Lenders shall have executed and delivered to the Administrative Agent this Amendment and (b) each Guarantor shall have executed the Acknowledgment and Consent in the form annexed hereto.

            SECTION 4. REPRESENTATIONS AND WARRANTIES. In order to induce the Administrative Agent and the Lenders to enter into this Amendment, the Borrower hereby represents and warrants to the Administrative Agent and the Lenders that the representations and warranties made by the Loan Parties in the Loan Documents are true and correct in all material respects on and as of the Amendment Effective Date, before and after giving effect to the effectiveness of this Amendment, as if made on and as of the Amendment Effective Date, except to the extent such representations and warranties expressly relate to a specific earlier date, in which case such representations and warranties were true and correct as of such earlier date.

            SECTION 5. PAYMENT OF EXPENSES. The Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with this Amendment and any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

            SECTION 6. REFERENCE TO AND EFFECT ON THE LOAN DOCUMENTS. On and after the Amendment Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents. Except as expressly amended herein, all of the provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect in accordance with the terms thereof and are hereby in all respects ratified and confirmed.

            SECTION 7. COUNTERPARTS. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Amendment signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

            SECTION 8. GOVERNING LAW. This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                    FRIENDLY ICE CREAM CORPORATION


                                    By: ______________________________________
                                        Title:


                                    SOCIETE GENERALE


                                    By: ______________________________________
                                        Title:


                                    TRANSAMERICA BUSINESS CREDIT
                                      CORPORATION


                                    By: ______________________________________
                                        Title:


                                    BLACK DIAMOND INTERNATIONAL
                                      FUNDING, LTD.


                                    By: ______________________________________
                                        Title:


                                    BLACK DIAMOND CLO, 1998-I LTD.


                                    By: ______________________________________
                                        Title:

                                    BLACK DIAMOND CLO, 2000-I LTD.


                                    By: ______________________________________
                                        Title:


                                    FLEET NATIONAL BANK


                                    By: ______________________________________
                                        Title:


                                    GENERAL ELECTRIC CAPITAL
                                      CORPORATION


                                    By: ______________________________________
                                        Title:


                                    FIRST SOURCE FINANCIAL LLP

                                    By:  First Source Financial, Inc.,
                                          its Agent/Manager


                                    By: ______________________________________
                                        Title:


                                    BANK OF AMERICA, N.A.


                                    By: ______________________________________
                                        Title:

                                    PAMCO CAYMAN LTD.

                                    By:   Highland Capital Management, L.P.,
                                          as Collateral Manager


                                    By: ______________________________________
                                        Title:


                                    PAM CAPITAL FUNDING, L.P.

                                    By:   Highland Capital Management, L.P.,
                                          as Collateral Manager


                                    By: ______________________________________
                                        Title:


                                    SENIOR DEBT PORTFOLIO

                                    By:   Boston Management and Research, as
                                          Investment Advisor


                                    By: ______________________________________
                                        Title:


                                    FIRST UNION NATIONAL BANK


                                    By: ______________________________________
                                        Title:


                                    FOOTHILL INCOME TRUST, L.P.

                                    By:   FIT GP LLC, its General Partner


                                    By: ______________________________________
                                        Title:

                                    LONG LANE MASTER TRUST IV


                                    By: ______________________________________
                                        Title:

                           ACKNOWLEDGMENT AND CONSENT

            Each of the undersigned corporations as guarantors under the Guarantee and Collateral Agreement, dated as of November 19, 1997, made by the undersigned corporations in favor of the Administrative Agent, for the benefit of the Lenders, hereby (a) consents to the transactions contemplated by this Amendment and (b) acknowledges and agrees that the guarantees (and grants of collateral security therefor) contained in such Guarantee and Collateral Agreement are, and shall remain, in full force and effect after giving effect to this Amendment and all prior modifications to the Credit Agreement.



                                    FRIENDLY'S RESTAURANTS FRANCHISE,
                                      INC.


                                    By: ______________________________________
                                        Title:


                                    FRIENDLY'S INTERNATIONAL, INC.


                                    By: ______________________________________
                                        Title: